Exhibit T3A. 127

DOC ID 200336500928 DATE: 12/31/2003 DOCUMENT ID 200336500928 DESCRIPTION AMEND/ARTICLES-ORGANIZATION/DOM. LLC (LAM) FILING EXPED PENALTY CER’ 50.00 .00    .00 COPY.00 Receipt This is not a bill. Please do not remit payment THOMPSON, HINE, LLP 10 W. BROAD ST., SUITE 700 CAROL R. RUSSELL COLUMBUS, OH 43215 STATE OF OHIO Ohio Secretary of State, J. Kenneth Blackwell 1402481 It is hereby certified that the Secretary of State of Ohio has custody of the business records for JG GULF COAST TOWN CENTER LLC and, that said business records show the filing and recording of: Document(s) Document No(s): AMEND/ARTICLES-ORGANIZATION/DOM. LLC 200336500928 Witness my hand and the seal of the Secretary of State at Columbus., Ohio this 17th day of December, A.D. 2003. United States of America Stale of Ohio Office of the Secretary of State: Ohio Secretary of State Page 1

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Co Ohio (614) 466391 Toll Free: 877.SOS-FILE (1-877-767-3453) Limited Liability Company Certificate of Amendment/Restatement / Correction (Domestic of foreign) Filling Fee $50.00 (CHECK ONLY ONE (1) BOX) Domestic Limited Liability Company Amendment (129-LAM) Restatement (142-LRA) July 29, 2003 (Date of Organization) Foreign Limited Liability Company Correction (135-LFC) The undersigned authorized representative of JG Ft. Myers LLC The above elated Limited Liability Company close hereby certify that the undersigned is duly authorized to execute the certificate, and hereby certificate that the above named Limited Liability Company Amend Restate Correct Companies the information in this section if box (1) Restatement is affected, all sections below must be completed. If box (1) Amendment or box (2) Correction is checked only complete sections that applies. FIRST: The name of said limited liability company shall be: JG Gulf coast Town Center LLC (the name must include the words “limited”, Ltd, Ltd, ”LLC or LLC”) SECOND: (OPTIONAL) This limited liability company shall exist for a period of THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL): (street address) NOTE: P.O. Box Address are NOT acceptable. (city township or village) (state) (zip code) Please check of additional provisions attached hereto are incorporated herein and made a part of these of organization FOURTH: Purpose (OPTIONAL) 543 Page 1 of 2 Last Revised: May 2002

Complete the information In this section If box (2) is checked and the Limited Company wants to appoint a statutory agent The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be saved in the state of Ohio. The name and complete address of the agent is: (Name) (Street) NOTE: PO. Box Addresses are NOT acceptable. (City, Village or township) Ohio (State) (Zip Code) This limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues. And be service of process upon the OHIO SECRETARY OF STATE if: A. the agent cannot be found on B. the limited liability company fails to designate another agent when required to do so, or C. the limited liability company’s registration to do business in Ohio expires or is cancelled Bachel Tatter 12/16/03 (See Instructions) Authorized Representative Date Bachel Tatter (Printer Name) Authorized Representative Date (Printer Name) Authorized Representative Date (Printer Name) REQUIRED Must be authenticated (signed) by an authorized representative